Item 77C

Registrant incorporates by reference Registrant's Proxy Statement dated February 2003 filed on February 25, 2003 (Accession No. 0000927016-03-000878).

Registrant incorporates by reference the Registrant's Annual Report as of March 31, 2003, which details the matters proposed to shareholders and the shareholder votes cast.